UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 1, 2015

EPIZYME, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35945	26-1349956
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Technology Square, Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 229-5872

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On August 6, 2015, Epizyme, Inc., a Delaware corporation (the “Company”) announced its financial results for the quarter ended June 30, 2015. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information provided under Item 2.02 of this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 5, 2015, the Company announced that Robert Bazemore had been appointed as President and Chief Executive Officer of the Company effective as of September 10, 2015. Mr. Bazemore will succeed Robert J. Gould, Ph.D., whose resignation as President and Chief Executive Officer of the Company will also be effective September 10, 2015. Dr. Gould will remain as a member of the Company’s Board of Directors following his resignation, and Mr. Bazemore will join the Company’s Board of Directors on September 10, 2015.

Prior to accepting his position with the Company, from September 2014 to July 2015, Mr. Bazemore, 47, served as the Chief Operating Officer of Synageva BioPharma Corp., a biopharmaceutical company developing therapeutic products for rare disorders. Prior to joining Synageva, Mr. Bazemore served in increasing levels of responsibility at Johnson & Johnson, a healthcare company, including Vice President, Centocor Ortho Biotech Sales & Marketing from 2008 to 2010, President of Janssen Biotech from March 2010 to October 2013 and Vice President of Global Surgery at Ethicon from October 2013 to September 2014. Prior to Johnson & Johnson, Mr. Bazemore worked at Merck & Co., Inc. for eleven years, where he served in a variety of roles in medical affairs, sales and marketing. Mr. Bazemore is the chairman of the board of Pennsylvania Bio, a life sciences industry group. He received a B.S. in biochemistry from the University of Georgia.

Mr. Bazemore has no family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Bazemore and any other person pursuant to which he was elected as an officer of the Company.

Bazemore Employment Arrangements. Mr. Bazemore has entered into an employment offer letter dated August 5, 2015 with the Company that establishes the terms of his employment with the Company, including his title, salary, bonus and eligibility for benefits. Under the employment offer letter, Mr. Bazemore’s annual base salary will be $525,000 and his annual target bonus opportunity will equal 50% of his annual base salary.

Pursuant to the employment offer letter, on August 5, 2015, the Company granted to Mr. Bazemore stock options to purchase 300,000 shares of common stock of the Company at an exercise price of $22.29 per share (the closing price on August 5, 2015). Subject to Mr. Bazemore’s continued employment with the Company, the stock options will vest as to 25% of the underlying shares on August 5, 2016 and as to an additional 2.0833% of the shares at the end of each successive month thereafter, until August 5, 2019.

Mr. Bazemore is also eligible for severance benefits under the Company’s Executive Severance and Change in Control Plan (the “Severance Plan”). Under the Severance Plan, if the Company terminates Mr. Bazemore’s employment without cause or if he terminates his employment for good reason (each as defined in the Severance Plan) prior to or more than twelve months following a change in control (as defined in the Severance Plan), he will be entitled to receive his monthly base salary and medical benefits for twelve months following the date of such termination. If the Company terminates Mr. Bazemore’s employment without cause or he terminates his employment for good reason upon or within twelve months following a change in control, he will be entitled to receive his monthly base salary and medical benefits for eighteen months following the date of such termination and 150% of his target bonus, in both cases subject to Mr. Bazemore signing a severance agreement and release of claims.

Also in connection with Mr. Bazemore’s appointment as an officer and director of the Company, Mr. Bazemore will enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.16 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333- 187982) filed with the Securities and Exchange Commission (the “SEC”) on April 26, 2013. Pursuant to the terms of this agreement, the Company may be required, among other things, to indemnify Mr. Bazemore for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as one of our officers.

Gould Consulting Arrangements. Dr. Gould has agreed to assist the Company in an advisory capacity for one year from the effective date of his resignation under the terms of a consulting agreement entered into with the Company on August 5, 2015 that will become effective upon the effectiveness of Dr. Gould’s resignation. During the term of the consulting agreement, Dr. Gould will provide consulting services to the Company and receive a monthly fee of $41,666. In addition, he will receive a one-time bonus of $175,000 at the same time that the Company pays out bonuses to its management for 2015.

The foregoing descriptions of Mr. Bazemore’s employment offer letter, the Severance Plan and Dr. Gould’s consulting agreement do not purport to be complete and are qualified in their entirety by reference to the consulting agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference, the employment offer letter, a copy of which is filed as Exhibit 10.2 to this report and is incorporated herein by reference, and the Severance Plan, a copy of which was filed as Exhibit 10.10 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333- 187982) filed with the SEC on April 26, 2013.

Effective September 10, 2015, Mr. Bazemore will assume the role of principal executive officer of the Company.

Item 7.01	Regulation FD Disclosure

On August 5, 2015, the Company issued a press release relating to Mr. Bazemore’s appointment as the Company’s President and Chief Executive Officer, and Dr. Gould’s resignation from such positions. The full text of the press release issued in connection with this announcement is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Consulting Agreement between the Company and Robert J. Gould, Ph.D. dated August 5, 2015

10.2	Employment Offer Letter between the Company and Robert Bazemore dated August 5, 2015

99.1	Press release issued by the Company on August 6, 2015*

99.2	Press release issued by the Company on August 5, 2015*

*	The exhibits relating to Items 2.02 and 7.01 shall be deemed to be furnished, and not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIZYME, INC.

Date: August 6, 2015	By:	/s/ Robert J. Gould
Robert J. Gould, Ph.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Consulting Agreement between the Company and Robert J. Gould, Ph.D. dated August 5, 2015

10.2	Employment Offer Letter between the Company and Robert Bazemore dated August 5, 2015

99.1	Press release issued by the Company on August 6, 2015*

99.2	Press release issued by the Company on August 5, 2015*

*	The exhibits relating to Items 2.02 and 7.01 shall be deemed to be furnished, and not filed.